Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

FOURTH QUARTER 2020

Earnings Release & Supplemental Financial Information

MONTANOSA
472 Apartment Homes
San Diego, CA

INVESTOR RELATIONS
Rylan Burns
VP of Finance & Investor Relations
(650) 655-7800

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403

Essex Announces Fourth Quarter and Full-Year 2020 Results and 2021
Guidance

San Mateo, California—February 4, 2021—Essex Property Trust, Inc. (NYSE:ESS) announced today its fourth quarter and full-year 2020 earnings results and related business activities.

Net Income and Funds from Operations (“FFO”) per diluted share for the quarter ended and year ended December 31, 2020 are detailed below.

	Three Months Ended December 31,		%	Year Ended December 31,		%
	2020	2019	Change	2020	2019	Change
Per Diluted Share
Net Income	$1.47	$1.95	-24.6%	$8.69	$6.66	30.5%
Total FFO	$3.24	$3.54	-8.5%	$12.78	$13.73	-6.9%
Core FFO	$3.02	$3.45	-12.5%	$12.82	$13.38	-4.2%

Fourth Quarter and Full-Year Highlights:

•
Reported Net Income per diluted share for the fourth quarter of 2020 of $1.47, compared to $1.95 in the fourth quarter of 2019 and $1.13 in the third quarter of 2020. For the full-year, the Company reported Net Income per diluted share of $8.69.

•	Core FFO per diluted share declined by 12.5% compared to the fourth quarter of 2019 and 4.2% for the full-year 2020.

•	Core FFO per diluted share declined by $0.13 as compared to the third quarter of 2020. The impact of straight-line rent concessions accounted for $0.16 of the decline.

•
Same-property gross revenue and net operating income (“NOI”) declined by 8.0% and 12.7%, respectively, compared to the fourth quarter of 2019. For the full-year, same-property gross revenue and NOI declined by 3.9% and 6.8%, respectively.

•	On a sequential basis, same-property gross revenue and NOI improved by 0.3% and 1.0%, respectively, compared to the third quarter of 2020.

•
Disposed of one community during the fourth quarter for a total contract price of $60.0 million. For the full-year, the Company disposed of four apartment communities for a total contract price of $343.5 million.

•
Committed $206.0 million in structured finance investments in the fourth quarter of 2020. For the full-year, the Company committed $352.1 million in structured finance investments, partially financed with $175.2 million in redemptions for the year.

•
Repurchased 211,681 shares of common stock in the fourth quarter, totaling $46.3 million at an average price per share of $218.84 under the stock buyback program. For the full-year, the Company repurchased 1,197,190 shares of common stock totaling $269.3 million at an average price per share of $224.96.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“As expected, our fourth quarter and full-year results reflect the extraordinary challenges arising from the Covid-19 pandemic, including severe lockdowns which resulted in unprecedented job losses and declining effective rents for most of the year. With that backdrop, our fourth quarter results provided signs of stabilization, with a partial recovery of lost jobs and modestly improved same-property revenues on a sequential basis. Given difficult comparisons to one year ago, we expect year-over-year results to remain challenged through the second quarter of 2021, followed by a steady economic recovery and resurgence in rental demand assuming a widespread distribution of vaccines. The Company’s strong balance sheet, well-covered dividend, and technology platform position Essex to emerge from the pandemic an even stronger company,” commented Michael J. Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended December 31, 2020 compared to the quarter ended December 31, 2019, and the sequential percentage change for the quarter ended December 31, 2020 compared to the quarter ended September 30, 2020, by submarket for the Company:

	Q4 2020 vs. Q4 2019	Q4 2020 vs. Q3 2020	% of Total
	Gross Revenues	Gross Revenues	Q4 2020 Revenues
Southern California
Los Angeles County	-13.0%	2.4%	18.1%
Orange County	-3.5%	1.3%	11.4%
San Diego County	-1.4%	2.4%	8.9%
Ventura County	-1.3%	1.2%	4.3%
Total Southern California	-7.2%	2.0%	42.7%
Northern California
Santa Clara County	-10.0%	-1.5%	18.7%
Alameda County	-11.5%	0.5%	6.8%
San Mateo County	-12.0%	-0.2%	4.9%
Contra Costa County	-4.2%	1.6%	5.1%
San Francisco	-17.3%	-0.7%	3.0%
Total Northern California	-10.4%	-0.5%	38.5%
Seattle Metro	-4.9%	-1.7%	18.8%
Same-Property Portfolio	-8.0%	0.3%	100.0%

The table below illustrates the components that drove the change in Same-Property Revenues on a year-over-year basis for the fourth quarter and full-year 2020.

	Q4 2020 vs. Q4 2019		YTD 2020 vs. YTD 2019
Same-Property Revenue Components	$ Amount (in Millions)	% Contribution	$ Amount (in Millions)	% Contribution
Prior-Period Same-Property Revenues	$340.7		$1,338.7
Scheduled Rents	-6.3	-1.9%	9.0	0.7%
Delinquencies	-7.9	-2.3%	-23.5	-1.8%
Cash Concessions	-11.8	-3.5%	-31.8	-2.4%
Vacancy	-1.6	-0.5%	-8.1	-0.6%
Other Income	0.2	0.1%	2.4	0.2%
2020 Same-Property Revenues/Change	$313.3	-8.0%	$1,286.7	-3.9%

	Year-Over-Year Change			Year-Over-Year Change
	Q4 2020 compared to Q4 2019			YTD 2020 compared to YTD 2019
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	-7.2%	3.6%	-11.3%	-4.4%	2.9%	-7.3%
Northern California	-10.4%	4.2%	-15.5%	-4.9%	3.2%	-7.7%
Seattle Metro	-4.9%	7.8%	-9.9%	-0.6%	7.8%	-4.0%
Same-Property Portfolio	-8.0%	4.6%	-12.7%	-3.9%	3.9%	-6.8%

	Sequential Change
	Q4 2020 compared to Q3 2020
	Gross Revenues	Operating Expenses	NOI
Southern California	2.0%	-2.3%	4.0%
Northern California	-0.5%	0.2%	-0.8%
Seattle Metro	-1.7%	-1.3%	-1.9%
Same-Property Portfolio	0.3%	-1.2%	1.0%

	Financial Occupancies
	Quarter Ended
	12/31/2020	9/30/2020	12/31/2019
Southern California	96.8%	95.9%	97.0%
Northern California	96.5%	96.2%	97.2%
Seattle Metro	95.8%	95.9%	97.1%
Same-Property Portfolio	96.5%	96.0%	97.1%

Investment Activity

Dispositions

In October 2020, the Company sold a community located in Glendale, CA containing 115 apartment homes, for a total contract price of $60.0 million. The Company recognized a $25.7 million gain on sale in the quarter, which has been excluded from Core FFO.

Other Investments

In the fourth quarter of 2020, the Company originated six structured finance investments totaling $206.0 million. The investments have a weighted average return of 10.1% with most of the proceeds expected to be funded by early 2021.

In the fourth quarter of 2020, the Company received cash proceeds of $84.0 million from the full redemption of two structured finance investments and the maturity of an investment in a mortgage backed security.

Development Activity

The table below represents the development communities in lease-up and the current leasing status as of February 1, 2021.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 02/01/21	Status
500 Folsom	San Francisco, CA	537	50%	91.8%	In Lease-Up
Mylo	Santa Clara, CA	476	100%	72.9%	In Lease-Up
Patina at Midtown	San Jose, CA	269	50%	50.9%	In Lease-Up
Total/Average % Leased		1,282		76.2%

Liquidity and Balance Sheet

Common Stock

In the fourth quarter of 2020, the Company repurchased 211,681 shares of its common stock totaling $46.3 million, including commissions, at an average price of $218.84 per share. For the full-year ending December 31, 2020, the Company repurchased 1,197,190 shares of its common stock totaling $269.3 million, including commissions, at an average price of $224.96 per share.

In December 2020, the Board of Directors approved the replenishment of the stock repurchase plan such that the Company had $250.0 million of purchase authority remaining under the stock repurchase plan. As of February 1, 2021, the Company had $214.4 million of purchase authority remaining under the stock repurchase plan.

The Company did not issue any shares of common stock through its equity distribution program in the fourth quarter or full-year 2020.

Balance Sheet

In the fourth quarter of 2020, the Company repaid $328.2 million of secured and unsecured debt due to mature in 2021 with a weighted average effective rate of 4.2%.

Subsequent to quarter end, the Company repaid $100.0 million of unsecured debt due to mature in 2021 at an effective rate of 4.3%.

As of February 1, 2021, the Company has approximately $1.2 billion in liquidity via undrawn capacity on its unsecured credit facilities and cash and marketable securities.

2021 Full-Year Guidance and Key Assumptions

Per Diluted Share	Range	Midpoint
Net Income	$3.30 - $3.90	$3.60
Total FFO	$11.86 - $12.46	$12.16
Core FFO	$11.86 - $12.46	$12.16

Estimated Same-Property Portfolio Change based on 47,090 Apartment Homes
Gross Revenue	-3.50% to -1.50%	-2.5%
Operating Expense	2.00% to 3.00%	2.5%
Net Operating Income	-6.25% to -3.00%	-4.6%

2021 Core FFO Per Diluted Share Guidance Range versus Full-Year 2020

The table below provides a summary of income statement changes between the Company’s 2020 Core FFO per diluted share and its 2021 Core FFO per diluted share guidance range.

2021 Core FFO Per Diluted Share Guidance versus 2020	Low-End	High-End
2020 Core FFO Per Diluted Share	$12.82	$12.82
NOI from Consolidated Communities, Excluding Straight-Line Concessions	(0.99)	(0.44)
Change in Straight-Line Concessions from Consolidated Communities	(0.41)	(0.56)
Net Interest Expense	0.18	0.26
Interest and Other Income	0.10	0.12
FFO from Co-Investments	0.09	0.17
G&A and Other	(0.01)	0.01
Impact from Weighted Average Shares Outstanding	0.08	0.08
2021 Core FFO Per Diluted Share Guidance	$11.86	$12.46

Other Key Assumptions

•
The impact of recording lease concessions on a straight-line basis is expected to be a reduction to 2021 Core FFO by ($6.0 million) to ($16.0 million), as compared to $21.9 million recorded in 2020. As such, this non-cash item will negatively impact year-over-year Core FFO per diluted share by ($0.41) to ($0.56).

•	Acquisitions and dispositions of $300 - $500 million, subject to market conditions and cost of capital.
•	Preferred equity commitments of $100 - $150 million, to be funded by redemptions.
•
Total development spending in 2021 for existing projects under construction is expected to be approximately $60 million at the Company’s pro rata share. The Company does not currently plan to start any new developments during 2021.

•	Revenue generating capital expenditures are expected to be approximately $25 million at the Company’s pro rata share.

For additional details regarding the Company’s 2021 FFO guidance range, please see page S-14 of the supplemental financial information. For the first quarter of 2021, the Company has established a guidance range of Core FFO per diluted share of $2.96 to $3.10.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Friday, February 5, 2021 at 9 a.m. PT (12 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter 2020 earnings link. To access the replay digitally, dial (844) 512-2921 using the replay pin number 13714536. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 246 apartment communities comprising approximately 60,000 apartment homes with an additional 6 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months and years ended December 31, 2020 and 2019 (dollars in thousands, except for share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
Funds from Operations attributable to common stockholders and unitholders	2020	2019	2020	2019
Net income available to common stockholders	$95,745	$128,818	$568,870	$439,286
Adjustments:
Depreciation and amortization	130,127	122,908	525,497	483,750
Gains not included in FFO	(25,716)	(47,063)	(301,886)	(79,468)
Impairment loss	1,825	7,105	1,825	7,105
Impairment loss from unconsolidated co-investments	-	11,484	-	11,484
Depreciation and amortization from unconsolidated co-investments	13,403	15,351	51,594	60,655
Noncontrolling interest related to Operating Partnership units	3,369	4,480	19,912	15,343
Depreciation attributable to third party ownership and other	(132)	(1,097)	(539)	(1,805)

Funds from operations attributable to common stockholders and unitholders	$218,621	$241,986	$865,273	$936,350
FFO per share – diluted	$3.24	$3.54	$12.78	$13.73
Expensed acquisition and investment related costs	$1,487	$99	$1,591	$168
Deferred tax (income) expense on unrealized gain on unconsolidated co-investment (1)	(105)	-	1,531	1,457
Gain on sale of marketable securities	(2,007)	(534)	(2,131)	(1,271)
Unrealized gains on marketable securities	(10,300)	(1,430)	(12,515)	(5,710)
Provision for credit losses	587	-	687	-
Equity (income) loss from non-core co-investment (2)	(916)	418	(5,289)	(4,143)
Interest rate hedge ineffectiveness (3)	-	-	-	181
(Gain) loss on early retirement of debt, net	(937)	3,426	22,883	(3,717)
Gain on early retirement of debt from unconsolidated co-investment	-	-	(38)	-
Co-investment promote income	-	-	(6,455)	(809)
Income from early redemption of preferred equity investments	-	(1,031)	(210)	(3,562)
Accelerated interest income from maturity of investment in mortgage backed security	(11,753)	(7,032)	(11,753)	(7,032)
General and administrative and other, net	9,316	1,181	14,958	1,181
Insurance reimbursements, legal settlements, and other, net	(150)	(595)	(81)	(858)
Core Funds from operations attributable to common stockholders and unitholders	$203,843	$236,488	$868,451	$912,235
Core FFO per share – diluted	$3.02	$3.45	$12.82	$13.38
Weighted average number of shares outstanding diluted (4)	67,398,487	68,449,008	67,725,692	68,198,785

(1)	A deferred tax expense was recorded during the second quarter of 2020 related to the $4.7 million net unrealized gain on the Real Estate Technology Ventures, L.P. co-investment.
(2)	Represents the Company’s share of co-investment income from Real Estate Technology Ventures, L.P.
(3)
On January 1, 2019, the Company adopted ASU No. 2017-12 "Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities," which resulted in a cumulative effect adjustment of approximately $181,000 from interest expense to accumulated other comprehensive income. As a result of the adoption of this standard, the Company recognizes qualifying hedge ineffectiveness through accumulated other comprehensive income as opposed to current earnings.

(4)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Earnings from operations	$111,931	$116,818	$491,441	$481,112
Adjustments:
Corporate-level property management expenses	8,549	8,616	34,573	34,067
Depreciation and amortization	130,127	122,908	525,497	483,750
Management and other fees from affiliates	(2,286)	(2,504)	(9,598)	(9,527)
General and administrative	23,144	15,531	65,388	54,262
Expensed acquisition and investment related costs	1,487	99	1,591	168
Impairment loss	1,825	7,105	1,825	7,105
(Gain) Loss on sale of real estate and land	(25,716)	3,164	(64,967)	3,164
NOI	249,061	271,737	1,045,750	1,054,101
Less: Non-same property NOI	(31,988)	(22,995)	(140,782)	(82,644)
Same-Property NOI	$217,073	$248,742	$904,968	$971,457

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations and the impact of any additional measures taken to mitigate the impact of the pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the

United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic and governmental measures intended to prevent its spread, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the continued impact of the COVID-19 pandemic, which remains inherently uncertain as to duration and severity, and any additional governmental measures taken to limit its spread and other potential future outbreaks of infectious diseases or other health concerns, could continue to adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities market; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Rylan Burns
Vice President of Finance & Investor Relations
(650) 655-7800
rburns@essex.com

Q4 2020 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2

Consolidated Funds From Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary – December 31, 2020	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – December 31, 2020	S-6

Portfolio Summary by County – December 31, 2020	S-7

Operating Income by Quarter – December 31, 2020	S-8

Same-Property Revenue Results by County – Quarters ended December 31, 2020 and 2019, and September 30, 2020	S-9

Same-Property Revenue Results by County – Years ended December 31, 2020 and 2019	S-9.1

Same-Property Operating Expenses – Quarter and Years ended as of December 31, 2020 and 2019	S-10

Development Pipeline – December 31, 2020	S-11

Redevelopment Pipeline – December 31, 2020	S-12

Capital Expenditures – December 31, 2020	S-12.1

Co-investments and Preferred Equity Investments – December 31, 2020	S-13

Assumptions for 2021 FFO Guidance Range	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis	S-16

2021 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-17

Tech Sector Initial Public Offerings ("IPOs") and Re-accelerating Job Postings Set the Stage for 2021 Job Growth in Essex Metros	S-17.1

Record $130 Billion in Venture Capital Financing is Poised to Support the Next Generation of Tech Employers	S-17.2

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-18.1 – S-18.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results	Three Months Ended		Twelve Months Ended
(Dollars in thousands, except share and per share amounts)	December 31,		December 31,
	2020	2019	2020	2019

Revenues:
Rental and other property	$359,787	$372,861	$1,486,150	$1,450,628
Management and other fees from affiliates	2,286	2,504	9,598	9,527
	362,073	375,365	1,495,748	1,460,155

Expenses:
Property operating	110,726	101,124	440,400	396,527
Corporate-level property management expenses	8,549	8,616	34,573	34,067
Depreciation and amortization	130,127	122,908	525,497	483,750
General and administrative	23,144	15,531	65,388	54,262
Expensed acquisition and investment related costs	1,487	99	1,591	168
Impairment loss	1,825	7,105	1,825	7,105
	275,858	255,383	1,069,274	975,879
Gain (loss) on sale of real estate and land	25,716	(3,164)	64,967	(3,164)
Earnings from operations	111,931	116,818	491,441	481,112
Interest expense, net (1)	(52,625)	(52,416)	(209,900)	(208,893)
Interest and other income	28,303	17,005	40,999	46,298
Equity income from co-investments	12,998	57,201	66,512	112,136
Deferred tax income (expense) on unrealized gain on unconsolidated co-investment	105	-	(1,531)	(1,457)
Gain (loss) on early retirement of debt, net	937	(3,426)	(22,883)	3,717
Gain on remeasurement of co-investment	-	-	234,694	31,535
Net income	101,649	135,182	599,332	464,448
Net income attributable to noncontrolling interest	(5,904)	(6,364)	(30,462)	(25,162)
Net income available to common stockholders	$95,745	$128,818	$568,870	$439,286

Net income per share - basic	$1.47	$1.95	$8.69	$6.67

Shares used in income per share - basic	65,133,112	66,085,254	65,454,057	65,840,422

Net income per share - diluted	$1.47	$1.95	$8.69	$6.66

Shares used in income per share - diluted	65,145,117	66,191,395	65,564,982	65,939,455

(1) Refer to page S-18.2, the section titled "Interest Expense, Net" for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results	Three Months Ended		Twelve Months Ended
Selected Line Item Detail	December 31,		December 31,
(Dollars in thousands)	2020	2019	2020	2019

Rental and other property
Rental income	$353,503	$366,612	$1,462,161	$1,425,585
Other property	6,284	6,249	23,989	25,043
Rental and other property	$359,787	$372,861	$1,486,150	$1,450,628

Property operating expenses
Real estate taxes	$44,647	$40,177	$177,011	$155,170
Administrative	21,799	21,752	89,290	84,638
Maintenance and repairs	22,575	19,412	91,566	81,342
Utilities	21,705	19,783	82,533	75,377
Property operating expenses	$110,726	$101,124	$440,400	$396,527

Interest and other income
Marketable securities and other income	$4,680	$7,957	$15,206	$31,970
Gain on sale of marketable securities	2,007	534	2,131	1,271
Provision for credit losses	(587)	-	(687)	-
Unrealized gains on marketable securities	10,300	1,430	12,515	5,710
Accelerated interest income from maturity of investment in mortgage backed security	11,753	7,032	11,753	7,032
Insurance reimbursements, legal settlements, and other, net	150	52	81	315
Interest and other income	$28,303	$17,005	$40,999	$46,298

Equity income from co-investments
Equity (loss) income from co-investments	$(362)	$5,911	$3,938	$20,442
Income from preferred equity investments	12,444	11,391	48,357	43,024
Equity income (loss) from non-core co-investment	916	(418)	5,289	4,143
Impairment loss from unconsolidated co-investment	-	(11,484)	-	(11,484)
Legal settlement from unconsolidated co-investment	-	543	-	543
Gain on sale of co-investment communities	-	50,227	2,225	51,097
Gain on early retirement of debt from unconsolidated co-investment	-	-	38	-
Co-investment promote income	-	-	6,455	809
Income from early redemption of preferred equity investments	-	1,031	210	3,562
Equity income from co-investments	$12,998	$57,201	$66,512	$112,136

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,369	$4,480	$19,912	$15,343
DownREIT limited partners' distributions	2,114	2,016	8,507	7,241
Third-party ownership interest	421	(132)	2,043	2,578
Noncontrolling interest	$5,904	$6,364	$30,462	$25,162

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1)	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except share and per share amounts and in footnotes)	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$95,745	$128,818		$568,870	$439,286
Adjustments:
Depreciation and amortization	130,127	122,908		525,497	483,750
Gains not included in FFO	(25,716)	(47,063)		(301,886)	(79,468)
Impairment loss	1,825	7,105		1,825	7,105
Impairment loss from unconsolidated co-investments	-	11,484		-	11,484
Depreciation and amortization from unconsolidated co-investments	13,403	15,351		51,594	60,655
Noncontrolling interest related to Operating Partnership units	3,369	4,480		19,912	15,343
Depreciation attributable to third party ownership and other (2)	(132)	(1,097)		(539)	(1,805)
Funds from operations attributable to common stockholders and unitholders	$218,621	$241,986		$865,273	$936,350
FFO per share-diluted	$3.24	$3.54	-8.5%	$12.78	$13.73	-6.9%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$1,487	$99		$1,591	$168
Deferred tax (income) expense on unrealized gain on unconsolidated co-investment (3)	(105)	-		1,531	1,457
Gain on sale of marketable securities	(2,007)	(534)		(2,131)	(1,271)
Unrealized gains on marketable securities	(10,300)	(1,430)		(12,515)	(5,710)
Provision for credit losses	587	-		687	-
Equity (income) loss from non-core co-investment (4)	(916)	418		(5,289)	(4,143)
Interest rate hedge ineffectiveness (5)	-	-		-	181
(Gain) loss on early retirement of debt, net	(937)	3,426		22,883	(3,717)
Gain on early retirement of debt from unconsolidated co-investment	-	-		(38)	-
Co-investment promote income	-	-		(6,455)	(809)
Income from early redemption of preferred equity investments	-	(1,031)		(210)	(3,562)
Accelerated interest income from maturity of investment in mortgage backed security	(11,753)	(7,032)		(11,753)	(7,032)
General and administrative and other, net	9,316	1,181		14,958	1,181
Insurance reimbursements, legal settlements, and other, net	(150)	(595)		(81)	(858)
Core funds from operations attributable to common stockholders and unitholders	$203,843	$236,488		$868,451	$912,235
Core FFO per share-diluted	$3.02	$3.45	-12.5%	$12.82	$13.38	-4.2%

Weighted average number of shares outstanding diluted (6)	67,398,487	68,449,008		67,725,692	68,198,785

(1)	Refer to page S-18.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and twelve months ended December 31, 2020 was $0.8 million and $3.9 million, respectively.

(3)	Represents deferred tax (income) expense recorded during the year related to net unrealized gains on the Real Estate Technology Ventures, L.P. co-investment.
(4)	Represents the Company's share of co-investment income from Real Estate Technology Ventures, L.P.
(5)
On January 1, 2019, the Company adopted ASU No. 2017-12 "Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities," which resulted in a cumulative effect adjustment of approximately $181,000 from interest expense to accumulated other comprehensive income. As a result of the adoption of this standard, the Company recognizes qualifying hedge ineffectiveness through accumulated other comprehensive income as opposed to current earnings.

(6)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)
	December 31, 2020	December 31, 2019

Real Estate:
Land and land improvements	$2,929,009	$2,773,805
Buildings and improvements	12,132,736	11,264,337
	15,061,745	14,038,142
Less: accumulated depreciation	(4,133,959)	(3,689,482)
	10,927,786	10,348,660
Real estate under development	386,047	546,075
Co-investments	1,018,010	1,335,339
Real estate held for sale	57,938	-
	12,389,781	12,230,074
Cash and cash equivalents, including restricted cash	84,041	81,094
Marketable securities	147,768	144,193
Notes and other receivables	195,104	134,365
Operating lease right-of-use assets	72,143	74,744
Prepaid expenses and other assets	47,340	40,935
Total assets	$12,936,177	$12,705,405

Unsecured debt, net	$5,607,985	$4,763,206
Mortgage notes payable, net	643,550	990,667
Lines of credit	-	55,000
Operating lease liabilities	74,037	76,740
Other liabilities	395,174	378,878
Total liabilities	6,720,746	6,264,491
Redeemable noncontrolling interest	32,239	37,410
Equity:
Common stock	6	7
Additional paid-in capital	6,876,326	7,121,927
Distributions in excess of accumulated earnings	(861,193)	(887,619)
Accumulated other comprehensive loss, net	(14,729)	(13,888)
Total stockholders' equity	6,000,410	6,220,427
Noncontrolling interest	182,782	183,077
Total equity	6,183,192	6,403,504
Total liabilities and equity	$12,936,177	$12,705,405

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - December 31, 2020
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
								Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds private - fixed rate	$200,000	4.4%	0.5	2021	$200,000	$3,501	$203,501	4.3%	3.2%
Bonds public - fixed rate	4,900,000	3.4%	9.4	2022	350,000	43,188	393,188	2.0%	6.2%
Term loan (1)	550,000	1.7%	1.5	2023	800,000	2,945	802,945	3.1%	12.8%
Unamortized net discounts and debt issuance costs	(42,015)	-	-	2024	400,000	3,109	403,109	4.0%	6.4%
	5,607,985	3.3%	8.3	2025	500,000	133,054	633,054	3.5%	10.1%
Mortgage Notes Payable, net				2026	450,000	99,405	549,405	3.5%	8.7%
Fixed rate - secured	416,350	3.5%	5.3	2027	350,000	153,955	503,955	3.3%	8.0%
Variable rate - secured (2)	225,076	1.2%	17.2	2028	-	68,332	68,332	4.1%	1.1%
Unamortized premiums and debt issuance costs, net	2,124	-	-	2029	500,000	1,456	501,456	4.1%	8.0%
Total mortgage notes payable	643,550	2.7%	9.5	2030	550,000	1,592	551,592	3.1%	8.8%
				2031	300,000	1,740	301,740	1.8%	4.8%
Unsecured Lines of Credit				Thereafter	1,250,000	129,149	1,379,149	2.9%	21.9%
Line of credit (3)	-	1.0%		Subtotal	5,650,000	641,426	6,291,426	3.2%	100.0%
Line of credit (4)	-	1.0%		Debt Issuance Costs	(31,910)	(1,761)	(33,671)	NA	NA
Total lines of credit	-	1.0%		(Discounts)/Premiums	(10,105)	3,885	(6,220)	NA	NA
				Total	$5,607,985	$643,550	$6,251,535	3.2%	100.0%
Total debt, net	$6,251,535	3.2%	8.4

Capitalized interest for the three and twelve months ended December 31, 2020 was approximately $2.3 million and $14.6 million, respectively.

(1)
$350.0 million of the unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175.0 million, which effectively converts the interest rate on $175.0 million of the term loan to a fixed rate of 2.3%. In April 2020, the Company obtained a $200.0 million unsecured term loan, that has an interest rate of LIBOR plus 1.20% with a one-year maturity and two 12-month extension options, exercisable at the Company’s option.

(2)
$225.1 million of variable rate debt is tax exempt to the note holders. This amount excludes $29.7 million of mortgage notes payable related to real estate held for sale that is included in other liabilities on consolidated balance sheet.

(3)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in December 2023 with one 18-month extension, exercisable at the Company's option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2023. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.825%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - December 31, 2020
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net (1)			$6,251,535
				Debt to Total Assets:	37%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			64,999
Limited partnership units (2)			2,253
Options-treasury method			14	Secured Debt to Total Assets:	4%	< 40%
Total shares of common stock and potentially dilutive securities			67,266

Common stock price per share as of December 31, 2020			$237.42
				Interest Coverage:	475%	> 150%
Total equity capitalization			$15,970,294

Total market capitalization			$22,221,829	Unsecured Debt Ratio (2):	267%	> 150%

Ratio of debt to total market capitalization			28.1%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	6.6
Moody's	Baa1	Stable
Standard & Poor's	BBB+	Stable		Unencumbered NOI to Adjusted Total NOI:	95%

(1) This amount excludes $29.4 million of mortgage notes payable, net of unamortized debt issuance costs, related to real estate held for sale that is included in other liabilities on consolidated balance sheet.
(2) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.

(1) Refer to page S-18.4 for additional information on the Company's Public Bond Covenants.
(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(3) Refer to pages S-18.1 to S-18.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of December 31, 2020

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (4)	Apartment Homes in Development (5)	Total	Consolidated	Unconsolidated Co-investments (6)	Total (7)	Consolidated	Unconsolidated Co-investments (6)	Total (7)

Southern California
Los Angeles County	8,982	1,563	200	10,745	$2,428	$2,157	$2,405	16.1%	15.1%	16.0%
Orange County	5,554	1,149	-	6,703	2,244	1,978	2,219	10.7%	11.9%	10.8%
San Diego County	4,824	616	264	5,704	2,003	1,883	1,996	8.6%	5.7%	8.3%
Ventura County and Other	3,200	693	-	3,893	1,852	2,232	1,892	5.2%	8.4%	5.6%
Total Southern California	22,560	4,021	464	27,045	2,210	2,080	2,199	40.6%	41.1%	40.7%

Northern California
Santa Clara County (8)	8,747	1,506	-	10,253	2,752	2,758	2,753	20.1%	15.9%	19.7%
Alameda County	3,959	1,309	-	5,268	2,485	2,426	2,476	8.1%	16.2%	8.7%
San Mateo County	2,651	195	107	2,953	2,971	3,607	2,994	6.2%	3.0%	5.9%
Contra Costa County	2,619	-	-	2,619	2,452	-	2,452	5.6%	0.0%	5.2%
San Francisco	1,343	537	-	1,880	2,875	3,304	2,946	2.7%	3.8%	2.8%
Total Northern California	19,319	3,547	107	22,973	2,695	2,760	2,701	42.7%	38.9%	42.3%

Seattle Metro	10,217	1,890	-	12,107	1,911	1,899	1,910	16.7%	20.0%	17.0%

Total	52,096	9,458	571	62,125	$2,331	$2,294	$2,328	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Represents the percentage of actual NOI for the quarter ended December 31, 2020. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-18.3.
(3)	Includes one community consisting of 476 apartment homes that is producing partial income due to lease-up.
(4)	Includes two communities consisting of 806 apartment homes that are producing partial income due to lease-up.
(5)	Includes development communities with no rental income.
(6)	Co-investment amounts weighted for Company's pro rata share.
(7)	At Company's pro rata share.
(8)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q4 '20	Q3 '20	Q2 '20	Q1 '20	Q4 '19
Rental and other property revenues:
Same-property	46,550	$313,254	$312,364	$320,179	$340,889	$340,663
Acquisitions (2)	2,557	19,759	20,143	19,885	18,879	4,238
Development (3)	968	6,094	5,461	4,420	4,075	3,417
Redevelopment	621	4,280	4,277	5,096	5,401	5,317
Non-residential/other, net (4)	1,400	12,250	11,488	15,594	20,506	19,226
Straight-line rent concessions (5)	-	4,150	14,731	2,975	-	-
Total rental and other property revenues	52,096	359,787	368,464	368,149	389,750	372,861

Property operating expenses:
Same-property		96,181	97,358	94,976	93,203	91,921
Acquisitions (2)		6,475	6,506	6,714	5,804	1,200
Development (3)		2,438	1,977	1,445	1,447	1,208
Redevelopment		1,845	2,049	1,752	1,663	1,725
Non-residential/other, net (4) (6)		3,787	4,505	5,249	5,026	5,070
Total property operating expenses		110,726	112,395	110,136	107,143	101,124

Net operating income (NOI):
Same-property		217,073	215,006	225,203	247,686	248,742
Acquisitions (2)		13,284	13,637	13,171	13,075	3,038
Development (3)		3,656	3,484	2,975	2,628	2,209
Redevelopment		2,435	2,228	3,344	3,738	3,592
Non-residential/other, net (4)		8,463	6,983	10,345	15,480	14,156
Straight-line rent concessions (5)		4,150	14,731	2,975	-	-
Total NOI		$249,061	$256,069	$258,013	$282,607	$271,737

Same-property metrics
Operating margin		69%	69%	70%	73%	73%
Annualized turnover (7)		46%	58%	46%	39%	41%
Financial occupancy (8)		96.5%	96.0%	94.9%	96.8%	97.1%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2019.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2019.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and three communities located in the California counties of Riverside, Santa Barbara, and Santa Cruz, which the Company does not consider its core markets.

(5)	Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.
(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Fourth Quarter 2020 vs. Fourth Quarter 2019 and Third Quarter 2020
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q4 '20 % of Actual NOI	Q4 '20	Q4 '19	% Change	Q4 '20	Q4 '19	% Change	Q4 '20	Q4 '19	% Change	Q3 '20	% Change

Southern California
Los Angeles County	8,526	17.1%	$2,435	$2,482	-1.9%	95.9%	97.1%	-1.2%	$56,733	$65,185	-13.0%	$55,415	2.4%
Orange County	5,439	11.6%	2,234	2,231	0.1%	97.2%	96.6%	0.6%	35,809	37,122	-3.5%	35,359	1.3%
San Diego County	4,582	9.2%	1,999	1,977	1.1%	97.7%	97.3%	0.4%	27,804	28,197	-1.4%	27,149	2.4%
Ventura County	2,253	4.5%	1,895	1,878	0.9%	98.7%	97.0%	1.8%	13,064	13,240	-1.3%	12,905	1.2%
Total Southern California	20,800	42.4%	2,228	2,240	-0.5%	96.8%	97.0%	-0.2%	133,410	143,744	-7.2%	130,828	2.0%

Northern California
Santa Clara County	7,406	19.5%	2,739	2,849	-3.9%	96.9%	97.2%	-0.3%	58,506	65,016	-10.0%	59,421	-1.5%
Alameda County	2,954	6.8%	2,515	2,603	-3.4%	96.3%	97.3%	-1.0%	21,282	24,044	-11.5%	21,178	0.5%
San Mateo County	1,830	4.9%	2,906	3,072	-5.4%	96.0%	97.1%	-1.1%	15,413	17,511	-12.0%	15,440	-0.2%
Contra Costa County	2,270	5.3%	2,369	2,384	-0.6%	97.6%	97.3%	0.3%	16,112	16,811	-4.2%	15,864	1.6%
San Francisco	1,178	2.6%	2,794	3,154	-11.4%	93.3%	96.5%	-3.3%	9,502	11,496	-17.3%	9,571	-0.7%
Total Northern California	15,638	39.1%	2,667	2,784	-4.2%	96.5%	97.2%	-0.7%	120,815	134,878	-10.4%	121,474	-0.5%

Seattle Metro	10,112	18.5%	1,912	1,914	-0.1%	95.8%	97.1%	-1.3%	59,029	62,041	-4.9%	60,062	-1.7%

Total Same-Property	46,550	100.0%	$2,307	$2,352	-1.9%	96.5%	97.1%	-0.6%	$313,254	$340,663	-8.0%	$312,364	0.3%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Twelve months ended December 31, 2020 vs. Twelve months ended December 31, 2019
(Dollars in thousands, except average monthly rental rates)

		YTD	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	2020 % of Actual NOI	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change

Southern California
Los Angeles County	8,526	17.5%	$2,467	$2,460	0.3%	95.1%	96.6%	-1.6%	235,531	256,720	-8.3%
Orange County	5,439	11.1%	2,236	2,207	1.3%	96.3%	96.2%	0.1%	142,897	145,534	-1.8%
San Diego County	4,582	8.7%	1,995	1,958	1.9%	97.0%	96.9%	0.1%	110,444	110,945	-0.5%
Ventura County	2,253	4.2%	1,890	1,862	1.5%	97.3%	97.0%	0.3%	51,899	52,395	-0.9%
Total Southern California	20,800	41.5%	2,240	2,219	0.9%	96.0%	96.6%	-0.6%	540,771	565,594	-4.4%

Northern California
Santa Clara County	7,406	20.1%	2,818	2,819	0.0%	96.4%	96.8%	-0.4%	245,690	255,628	-3.9%
Alameda County	2,954	6.9%	2,577	2,590	-0.5%	95.7%	96.7%	-1.0%	88,556	94,531	-6.3%
San Mateo County	1,830	5.2%	3,027	3,035	-0.3%	96.0%	96.4%	-0.4%	64,631	68,506	-5.7%
Contra Costa County	2,270	5.1%	2,377	2,366	0.5%	97.2%	96.8%	0.4%	64,315	66,303	-3.0%
San Francisco	1,178	3.0%	3,007	3,114	-3.4%	94.1%	96.2%	-2.2%	41,108	45,146	-8.9%
Total Northern California	15,638	40.3%	2,747	2,757	-0.4%	96.1%	96.7%	-0.6%	504,300	530,114	-4.9%

Seattle Metro	10,112	18.2%	1,932	1,886	2.4%	96.0%	96.6%	-0.6%	241,615	242,982	-0.6%

Total Same-Property	46,550	100.0%	$2,343	$2,327	0.7%	96.0%	96.6%	-0.6%	$1,286,686	$1,338,690	-3.9%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of December 31, 2020 and 2019
(Dollars in thousands)

	Based on 46,550 apartment homes
	Q4 '20	Q4 '19	% Change	% of Op. Ex.	YTD 2020	YTD 2019	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$37,579	$36,090	4.1%	39.1%	$148,575	$141,895	4.7%	38.9%
Maintenance and repairs (1)	19,790	17,645	12.2%	20.6%	80,259	74,754	7.4%	21.0%
Administrative	15,529	16,502	-5.9%	16.1%	63,991	65,396	-2.1%	16.8%
Utilities	18,822	17,454	7.8%	19.6%	71,675	68,434	4.7%	18.8%
Insurance and other	4,461	4,230	5.5%	4.6%	17,218	16,754	2.8%	4.5%
Total same-property operating expenses	$96,181	$91,921	4.6%	100.0%	$381,718	$367,233	3.9%	100.0%
(1) Maintenance and repairs includes expenses related to COVID-19 of $0.4 million and $3.6 million for the three and twelve months ended December 31, 2020, respectively.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - December 31, 2020
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased as of 12/31/20 (3)	% Leased as of 2/1/21 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	66	28	94	94	879	0%	0%	0%	Q3 2019	Q4 2021	Q2 2022
Mylo (5)	Santa Clara, CA	100%	476	-	213	13	226	226	475	63%	67%	73%	Q3 2016	Q3 2019	Q2 2021
Wallace on Sunset (6)	Hollywood, CA	100%	200	4,700	97	19	116	116	550	0%	0%	0%	Q4 2017	Q2 2021	Q4 2021
Total Development Projects - Consolidated			783	4,700	376	60	436	436	549

Land Held for Future Development - Consolidated
Other Projects	Various	100%			21	-	21	21
Total Development Pipeline - Consolidated			783	4,700	397	60	457	457

Development Projects - Joint Venture (4)
Patina at Midtown	San Jose, CA	50%	269	-	135	13	148	74	550	43%	46%	51%	Q3 2017	Q3 2020	Q2 2021
500 Folsom (7)	San Francisco, CA	50%	537	6,000	400	15	415	208	763	86%	89%	92%	Q4 2015	Q3 2019	Q1 2021
Scripps Mesa Apartments (7)	San Diego, CA	51%	264	2,000	16	86	102	52	383	0%	0%	0%	Q3 2020	Q4 2022	Q3 2023
Total Development Projects - Joint Venture			1,070	8,000	551	114	665	334	$615

Grand Total - Development Pipeline			1,853	12,700	$948	$174	$1,122	791
Essex Cost Incurred to Date - Pro Rata								(673)
Essex Remaining Commitment								$118

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only.
(4)
For the fourth quarter of 2020, the Company's cost includes $2.3 million of capitalized interest, $1.1 million of capitalized overhead and $0.2 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(6)
Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset and is net of cost incurred on the adjacent theatre at the property.

(7)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline - December 31, 2020
(Dollars in thousands)

Region/Project Name	Location	Apartment Homes	Total Incurred To Date	Estimated Remaining Cost	Estimated Total Cost	Project Start Date	NOI Twelve Months Ended
							2020	2019

Consolidated - Redevelopment Projects
Same-Property (1)
Southern California
The Blake LA	Los Angeles, CA	196	$11,500	$700	$12,200	Q4 2016
The Palms at Laguna Niguel	Laguna Niguel, CA	460	7,600	1,900	9,500	Q4 2016
Total Same-Property - Redevelopment Projects		656	$19,100	$2,600	$21,700		$11,594	$12,260

Non-Same Property
Southern California
Bunker Hill Towers	Los Angeles, CA	456	$85,500	$1,900	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects		456	$85,500	$1,900	$87,400		$7,253	$8,482

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - December 31, 2020 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q4 '20	Q3 '20	Q2 '20	Q1 '20	Trailing 4 Quarters
Same-property portfolio	$6,762	$5,676	$7,659	$18,065	$38,162
Non-same property portfolio	124	3,116	1,423	3,580	8,243
Total revenue generating capital expenditures	$6,886	$8,792	$9,082	$21,645	$46,405

Number of same-property interior renovations	246	414	491	771	1,922
Number of total consolidated interior renovations	394	485	574	917	2,370

Non-Revenue Generating Capital Expenditures (3)	Q4 '20	Q3 '20	Q2 '20	Q1 '20	Trailing 4 Quarters

Non-revenue generating capital expenditures (4)	$18,614	$21,009	$16,559	$15,315	$71,497
Average apartment homes in quarter	52,154	52,274	52,552	51,670	52,163
Capital expenditures per apartment homes in the quarter	$357	$402	$315	$296	$1,371

(1)	The Company incurred $30 thousand of capitalized interest, $2.9 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q4 2020.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, costs related to the COVID-19 pandemic, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-12.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - December 31, 2020
(Dollars in thousands)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)			Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020

Operating and Other Non-Consolidated Joint Ventures										NOI
Wesco I, III, IV, and V	51%	5,310	$1,731,131	$1,058,322	$178,322	3.4%	3.4			$23,174	$96,258
BEXAEW, BEX II, BEX III, and BEX IV	50%	2,691	829,222	420,723	152,309	3.3%	3.0			10,996	45,481
CPPIB (1)	-	-	-	-	-	-	-			-	2,524
Other	47%	651	214,566	166,433	27,635	3.0%	2.9			3,143	12,945
Total Operating and Other Non-Consolidated Joint Ventures		8,652	$2,774,919	$1,645,478	$358,266	3.3%	3.3			$37,313	$157,208
Pre-Development and Development Non-Consolidated Joint Ventures (2)	50%	1,070	550,863	278,607	157,433	1.8%	27.5	(3)	(4)	1,890	7,761
Total Non-Consolidated Joint Ventures		9,722	$3,325,782	$1,924,085	$515,699	3.1%	6.8			$39,203	$164,969

										Essex Portion of NOI and Expenses
NOI										$20,373	$85,758
Depreciation										(13,403)	(51,594)
Interest expense and other										(7,332)	(30,226)
Equity (loss) income from non-core co-investment										916	5,289
Gain on sale of co-investment communities										-	2,225
Gain on early retirement of debt from unconsolidated co-investment										-	38
Co-investment promote income										-	6,455
Net income from operating and other co-investments										$554	$17,945

						Weighted Average Preferred Return	Weighted Average Expected Term			Income from Preferred Equity Investments
Income from preferred equity investments										$12,444	$48,357
Income from early redemption of preferred equity investments										-	210
Preferred Equity Investments (5)					$502,311	10.2%	2.0			$12,444	$48,567

Total Co-investments					$1,018,010					$12,998	$66,512

(1)
In January 2020, the Company purchased CPPIB's 45% interest in each of a land parcel and six communities totaling 2,020 apartment homes. The NOI for the twelve months ended December 31, 2020 includes NOI prior to the acquisition.

(2)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(3)	$132.0 million of the debt related to 500 Folsom, one of the Company's development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(4)	Scripps Mesa Apartments has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(5)	As of December 31, 2020, the Company has invested in 18 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2021 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.
Significant uncertainties remain surrounding the recovery from COVID, including vaccine distribution and eviction moratoriums, that are outside the Company's control but could swing the full-year guidance in a variety of ways.

	2020	2021 Full-Year Guidance Range
(Dollars in thousands, except per share data)	Actuals (1)	Low End	High End	Comments About 2021 Full-Year Guidance

Total NOI from Consolidated Communities - Excluding Straight-Line Rent Concessions	$1,023,894	$957,500	$994,500	Reflects a range of same-property NOI growth of -6.25% to -3.00%. Includes the sale of three properties totaling $275 million under contract to close in Q1 '21

Straight-Line Rent Concessions from Consolidated Communities	21,856	(6,000)	(16,000)	Reflects the non-cash impact of recording lease concessions on a straight-line basis

Accretion from Acquisitions/Dispositions/Preferred Equity	-	800	2,800

Management Fees	9,598	8,500	9,500

Interest Expense
Interest expense, before capitalized interest	(224,516)	(202,200)	(198,300)
Interest capitalized	14,616	4,000	6,000
Net interest expense	(209,900)	(198,200)	(192,300)

Recurring Income and Expenses
Interest and other income	15,206	22,000	23,000
FFO from co-investments	103,889	109,800	115,400
General and administrative	(50,430)	(49,500)	(51,500)
Corporate-level property management expenses	(34,573)	(35,100)	(36,100)
Non-controlling interest	(11,089)	(11,800)	(10,800)
Total recurring income and expenses	23,003	35,400	40,000

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(1,591)
Deferred tax expense on unrealized gain on unconsolidated co-investments	(1,531)
Gain on sale of marketable securities	2,131
Unrealized gains on marketable securities	12,515
Equity income from non-core co-investments	5,289
Gain on early retirement of debt, net	(22,883)
Gain on early retirement of debt from unconsolidated co-investment	38
Co-investment promote income	6,455
Income from early redemption of preferred equity investments	210
Accelerated interest income from maturity of investment in mortgage backed security	11,753
General and administrative and other, net	(14,958)
Insurance reimbursements and legal settlements, net	81
Provision for Credit Losses	(687)
Total non-core income and expenses	(3,178)	-	-

Funds from Operations (2)	$865,273	$798,000	$838,500

Funds from Operations per diluted Share	$12.78	$11.86	$12.46

% Change - Funds from Operations	-6.9%	-7.2%	-2.5%

Core Funds from Operations (excludes non-core items)	$868,451	$798,000	$838,500

Core Funds from Operations per diluted Share	$12.82	$11.86	$12.46

% Change - Core Funds from Operations	-4.2%	-7.5%	-2.8%

EPS - Diluted	$8.69	$3.30	$3.90

Weighted average shares outstanding - FFO calculation	67,726	67,300	67,300

(1)	All non-core items are excluded from the 2020 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2021 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2021 Guidance Range (1)
		1st Quarter 2021		Full-Year 2021
	2020
	Actuals	Low	High	Low	High
EPS - diluted	$8.69	$0.82	$0.96	$3.30	$3.90
Conversion from GAAP share count	(0.28)	(0.03)	(0.03)	(0.12)	(0.12)
Impairment Loss	0.03	-	-	-	-
Depreciation and amortization	8.52	2.14	2.14	8.56	8.56
Noncontrolling interest related to Operating Partnership units	0.28	0.03	0.03	0.12	0.12
Gain on sale of real estate	(0.99)	-	-	-	-
Gain on remeasurement of co-investment	(3.47)	-	-	-	-
FFO per share - diluted	$12.78	$2.96	$3.10	$11.86	$12.46
Expensed acquisition and investment related costs	0.02	-	-	-	-
Deferred tax expense on unrealized gain on unconsolidated co-investments	0.02	-	-	-	-
Gain on sale of marketable securities	(0.03)	-	-	-	-
Unrealized gains on marketable securities	(0.18)	-	-	-	-
Equity income from non-core co-investments	(0.08)	-	-	-	-
Gain on early retirement of debt, net	0.34	-	-	-	-
Gain on early retirement of debt from unconsolidated co-investment	-	-	-	-	-
Co-investment promote income	(0.11)	-	-	-	-
Income from early redemption of preferred equity investments	-	-	-	-	-
Accelerated interest income from maturity of investment in mortgage backed security	(0.17)	-	-	-	-
General and administrative and other, net	0.22	-	-	-	-
Insurance reimbursements and legal settlements, net	-	-	-	-	-
Provision for Credit Losses	0.01	-	-	-	-
Core FFO per share - diluted	$12.82	$2.96	$3.10	$11.86	$12.46

(1)
2021 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of December 31, 2020
(Dollars in thousands)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price	Price per Apartment Home (2)	Average Rent

CPPIB Portfolio (1)	Various	2,020	100%	EPLP	Jan-20	$463,400	$497	$2,732
	Q1 2020	2,020				$463,400	$497

Dispositions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Sales Price	Price per Apartment Home (2)

One South Market and Museum Park	San Jose, CA	429	100%	EPLP	Jun-20	$232,000	$534
	Q2 2020	429				$232,000	$534

Delano	Redmond, WA	126	100%	EPLP	Jul-20	$51,500	$409
	Q3 2020	126				$51,500	$409

416 on Broadway	Glendale, CA	115	100%	EPLP	Oct-20	$60,000	$500
	Q4 2020	115				$60,000	$500

	2020 Total	670				$343,500	$504

(1)
In January 2020, the Company purchased the joint venture partner's 45% membership interest in each of a land parcel and six communities totaling 2,020 apartments homes based on a total valuation of approximately $1.0 billion.

(2)	Price per apartment home excludes value allocated to retail space.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Delinquencies for Fourth Quarter 2020	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial		Total
Operating apartment community units	46,550	12,791	59,341	N/A		N/A

Cash delinquencies as % of scheduled rent	2.7%	2.9%	2.7%	N/A		N/A
Reported delinquencies as % of scheduled rent (1)	2.7%	2.9%	2.7%	N/A		N/A
Reported delinquencies in 4Q 2020 (2)	$(8.7)	$(1.8)	$(10.5)	$(1.2)	(3)	$(11.7)
Reported delinquencies in 4Q 2019 (2)	$(0.8)	$-	$(0.8)	$-		$(0.8)

Impact to 4Q 2020 Core FFO per share	$(0.12)	$(0.03)	$(0.14)	$(0.02		$(0.16)
Impact to Core FFO per share growth	-3.4%	-0.8%	-4.2%	-0.5%		-4.7%

(1)	Represents total residential portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements for the three months ended December 31, 2020.
(2)	Co-investment delinquencies reported at the Company's pro rata share.
(3)	Commercial delinquencies in 4Q 2020 includes a straight-line rent reserve of $1.0 million and includes co-investment amounts at the Company's pro rata share.

Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis

Same-Property Portfolio (46,550 units)	January 2021 (1)	4Q 2020		4Q 2020	4Q 2019	YTD 2020	YTD 2019
Cash delinquencies as % of scheduled rent	2.8%	2.7%	Reported rental revenue (cash basis)	$313.3	$340.7	$1,286.7	$1,338.7
			Straight-line rent impact to rental revenue	3.2	-	19.0	-
New lease rates (2)	-8.8%	-8.9%	GAAP rental revenue	$316.5	$340.7	$1,305.7	$1,338.7
Renewal rates (3)	-1.4%	-2.5%
Blended rates	-5.5%	-6.0%	% change - cash rental revenue	-8.0%		-3.9%
			% change - GAAP rental revenue	-7.1%		-2.5%
Financial occupancy	96.7%	96.5%

(1)	Preliminary January 2021 estimate.
(2)	Represents % change on a net-effective basis, including the impact of leasing incentives.
(3)	Represents % change in similar term lease tradeouts, including the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17  E S S E X P R O P E R T Y T RU S T, I N C                                                                        2021 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions                                                                              Forecast Summary:                       Forecast Assumptions:  Forecast Assumptions:                2021 GDP Growth = +4.3%                      Re-opening pace remains COVID-dependent, with a challenging 1H21   Re-opening pace remains COVID-dependent, with a challenging 1H21             2021 U.S. job growth Q4/Q4 = +2.3%; Dec-21 unemployment rate = 5.3%                   New federal stimulus program passed in 1Q21   New federal stimulus program passed in 1Q21               2021 Multifamily supply in ESS markets is roughly stable YoY                    Vaccine pace accelerates during 1Q21, with herd immunity reached by 4Q21   Vaccine pace accelerates during 1Q21, with herd immunity reached by 4Q21             YoY effective rent growth turns positive the second half of the year after COVID anniversaries                   No significant new regulatory restrictions    No significant new regulatory restrictions                                                                                                             Residential Supply (1)                     Job Forecast (2)       Rent Forecast (3)  Market     New MF Supply  New SF Supply  Total Supply  Total Supply  % of MF Supply to MF Stock  % of MF Supply to MF Stock  % of Total Supply to Total Stock  % of Total Supply to Total Stock       Est. New Jobs  % Growth     Economic Rent Growth                                                 Los Angeles     9,300  5,400  14,700  14,700  0.6%  0.6%  0.4%  0.4%       135,000  3.2%     -2.2%  Orange     2,100  3,200  5,300  5,300  0.5%  0.5%  0.5%  0.5%       47,000  3.0%     1.6%  San Diego     3,400  2,700  6,100  6,100  0.8%  0.8%  0.5%  0.5%       41,000  2.9%    2.0%  Ventura     300  100  400  400  0.5%  0.5%  0.1%  0.1%       8,000  2.7%     2.9%  So. Cal.     15,100  11,400  26,500  26,500  0.6%  0.6%  0.4%  0.4%       231,000  3.1%     0.1%                                                 San Francisco     2,600  500  3,100  3,100  0.7%  0.7%  0.5%  0.5%       36,000  3.3%     -6.6%  Oakland     4,100  3,300  7,400  7,400  1.2%  1.2%  0.7%  0.7%       36,500  3.4%    -4.3%  San Jose     4,000  2,300  6,300  6,300  1.6%  1.6%  0.9%  0.9%       38,000  3.5%     -1.9%  No. Cal.     10,700  6,100  16,800  16,800  1.1%  1.1%  0.7%  0.7%       110,500  3.4%     -3.6%                                                 Seattle     7,800  6,000  13,800  13,800  1.6%  1.6%  1.1%  1.1%       55,000  3.3%     -2.8%                                                 Total/Weighted Avg. (4)     33,600  23,500  57,100  57,100  0.9%  0.9%  0.6%  0.6%       396,500  3.2%     -1.9%                                                 All data are based on Essex Property Trust, Inc. forecasts.                                                                                       (1) Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates are based on trailing single-family permits. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.                                                                             (2) Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.                                                                            (3) Rent Forecast: The estimated rent growth represents the forecasted change in effective market rents for full year 2021 vs 2020 (TTM year-over-year average), and excludes submarkets not targeted by Essex.                                                                            (4) Weighted Average: Growth rates are weighted by scheduled rent in the Company's Portfolio.

ESSEX PROPERTY TRUST, INC.

Major 2020 Tech IPOs in Essex Metros

Tech Job Postings in Essex Metros Have Re-Accelerated

+38% since August trough
Thousands
30
25
20
15
10
5
0
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
3/27/20
4/27/20
5/29/20
6/26/20
7/31/20
8/28/20
9/25/20
10/30/20
11/27/20
12/18/20
1/26/21

Source: PwC/CB Insights, Crunchbase, Google Finance.

 E S S E X P R O P E R T Y T R U S T, I N C. Tech Sector Initial Public Offerings (“IPOs”) and Re-accelerating Job Postings Set the Stage for 2021 Job Growth in Essex MetrosTech IPO's set a record in 2020 at 147 (+63% YoY), providing capital for future growth in 2021 and beyond.Ten of 2020's fifteen largest domestic tech IPO's are headquartered in Essex markets, including AirBNB, Snowflake, DoorDash, and Unity.  Source: PwC/CB Insights, Crunchbase, Google Finance.  See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17.1  Major 2020 Tech IPOs in Essex Metros  Tech Job Postings in Essex Metros Have Re-Accelerated  Company  Market Cap ($B)  Headquarters  AirBnb  $105.5  San Francisco, CA  Snowflake  $80.7  San Mateo, CA  DoorDash  $63.5  San Francisco, CA  Unity  $39.3  San Francisco, CA  ZoomInfo  $18.1  Vancouver, WA  Wish  $15.5  San Francisco, CA  C3.ai  $12.3  Redwood City, CA  McAfee  $8.2  San Jose, CA  Asana  $6.3  San Francisco, CA  One Medical  $6.2  San Francisco, CA  Jfrog  $5.5  Sunnyvale, CA  Corsair Gaming  $3.4   Fremont, CA  Sumo Logic  $3.1  Redwood City, CA  +38% since August trough

ESSEX PROPERTY TRUST, INC.

VC Investments Set Record $130 billion in 2020

7,052
6,599
6,022
$122
$113
$130
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Investments ($B)
# of Deals

Essex Markets Dominate VC Investments in 2020

San Francisco Bay Area
New York
Boston
Los Angeles
San Diego
Seattle
Chicago
Great Lakes
Research Triangle
Denver
Washington D.C.
Austin
Atlanta
Philadelphia
Orange County
0%
10%
20%
30%
40%

Source: PwC/CB Insights, Crunchbase, Google Finance.

 E S S E X P R O P E R T Y T R U S T, I N C. Record $130 Billion in Venture Capital Financing is Poised to Support the Next Generation of Tech EmployersVenture capital funding reached a record level in 2020, with firms raising nearly $130 billion, a +14% increase from 2019.Essex markets represent four of the top six metros for 2020 VC investments, led by the San Francisco Bay Area, which accounted for more new capital than the ten largest non-Essex metros.  Source: PwC/CB Insights, Crunchbase, Google Finance.  See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17.2  VC Investments Set Record $130 billion in 2020  Essex Markets Dominate VC Investments in 2020

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended December 31, 2020
Net income available to common stockholders	$95,745
Adjustments:
Net income attributable to noncontrolling interest	5,904
Interest expense, net (1)	52,625
Depreciation and amortization	130,127
Income tax provision	592
Gain on sale of real estate and land	(25,716)
Impairment loss	1,825
Co-investment EBITDAre adjustments	20,643
EBITDAre	281,745

Gain on sale of marketable securities	(2,007)
Unrealized gains on marketable securities	(10,300)
Provision for credit losses	587
Equity income from non-core co-investment	(916)
Deferred tax expense on unrealized gain on unconsolidated co-investment	(105)
General and administrative and other, net	9,316
Insurance reimbursements and legal settlements, net	(150)
Accelerated interest income from maturity of investment in mortgage backed security	(11,753)
Expensed acquisition and investment related costs	1,487
Gain on early retirement of debt, net	(937)
Adjusted EBITDAre	$266,967

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2020	2020
Interest expense	$55,608	$220,633
Adjustments:
Total return swap income	(2,983)	(10,733)
Interest expense, net	$52,625	$209,900

Immediately Available Liquidity
The Company's immediately available liquidity as of February 1, 2021, consisted of the following (Dollars in millions):

February 1, 2021
Unsecured credit facility - committed	$1,235
Balance outstanding	200
Undrawn portion of line of credit	$1,035
Cash, cash equivalents & marketable securities	168
Total liquidity	$1,203

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$6,251,535
Mortgage debt associated with real estate held for sale, net (1)	29,422
Total debt from co-investments at pro rata share	983,198
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	39,891
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,642
Consolidated cash and cash equivalents-unrestricted	(73,629)
Pro rata co-investment cash and cash equivalents-unrestricted	(20,342)
Marketable securities	(195,868)
Net Indebtedness	$7,018,849

Adjusted EBITDAre, annualized (2)	$1,067,868
Other EBITDAre normalization adjustments, net, annualized (3)	(528)
Adjusted EBITDAre, normalized and annualized	$1,067,340

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	6.6

(1)	Amount is net of unamortized debt issuance costs and is included in other liabilities on the consolidated balance sheet.
(2)	Based on the amount for the most recent quarter, multiplied by four.
(3)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended December 31,	Three Months Ended December 31,	Twelve Months Ended December 31,	Twelve Months Ended December 31,
	2020	2019	2020	2019
Earnings from operations	$111,931	$116,818	$491,441	$481,112
Adjustments:
Corporate-level property management expenses	8,549	8,616	34,573	34,067
Depreciation and amortization	130,127	122,908	525,497	483,750
Management and other fees from affiliates	(2,286)	(2,504)	(9,598)	(9,527)
General and administrative	23,144	15,531	65,388	54,262
Expensed acquisition and investment related costs	1,487	99	1,591	168
Impairment loss	1,825	7,105	1,825	7,105
(Gain) loss on sale of real estate and land	(25,716)	3,164	(64,967)	3,164
NOI	249,061	271,737	1,045,750	1,054,101
Less: Non-same property NOI	(31,988)	(22,995)	(140,782)	(82,644)
Same-Property NOI	$217,073	$248,742	$904,968	$971,457

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated August 24, 2020, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on August 24, 2020. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2020, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2020 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q4'20 (1)
NOI	$996,244
Adjustments:
NOI from real estate assets sold or held for sale	(5,897)
Other, net (2)	(19,257)
Adjusted Total NOI	971,090
Less: Encumbered NOI	(52,735)
Unencumbered NOI	$918,355

Encumbered NOI	$52,735
Unencumbered NOI	918,355
Adjusted Total NOI	$971,090

Unencumbered NOI to Adjusted Total NOI	95%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.4